EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-106552) of our report dated February 17, 2004 relating to the financial statements of Dreyer’s Grand Ice Cream Holdings, Inc., which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Francisco, California
March 9, 2004